EXHIBIT 23.3



                      Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Management Group, Inc. 401(k) Plan, in which FrontLine Capital Group (the "Company") is a participating employer, for the registration of 100,000 shares of common stock of the Company, of our reports dated (i) February 22, 2000, with respect to the consolidated financial statements of the Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 29, 2000 and, (ii) February 22, 2000, with respect to the consolidated financial statements and schedule of VANTAS Incorporated and Subsidiaries for the year ended December 31, 1999, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 2, 2000.

                                             /s/ Ernst & Young LLP

New York, New York
June 1, 2000